UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

FREEDOM FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51286	43-1647559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3058 East Elm Street, Springfield, MO 65802
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (417) 866-6600

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01

Entry Into a Material Definitive Agreement

On January 9, 2006, Freedom Financial Group, Inc. (the "Company") entered into a Stock Grant Agreement (the "Agreement") with three officers of the Company, Jerald L. Fenstermaker (CEO and Director), Daniel F. Graham (CFO), and James K. Browne (Vice President) (collectively, the "Management Shareholders").  Pursuant to the terms of the Agreement, the Company shall issue a total of 962,493 shares of restricted common stock to the Management Shareholders as follows: 694,583 shares to Fenstermaker;198,452 shares to Graham; and 69,458 shares to Browne (the "Grant Shares").

As a condition to receiving the Grant Shares under the Agreement, the Management Shareholders have agreed to waive their rights (granted to them pursuant to a Unanimous Written Consent of the Board of Directors dated February 19, 2003) to receive bonuses of additional common stock resulting from any future conversion of the Company's preferred stock into common stock.  Additionally, the Agreement places various conditions and restrictions on both the Grant Shares and their currently owned shares (the "Existing Shares"):

1.    The Grant Shares are subject to forfeiture if (i) all of the Company's outstanding preferred stock has not been converted into common stock within 18 months; or (ii) the Company has not raised $10,000,000 in debt or equity financing within 36 months.  Additionally, each Management Shareholder must forfeit his Grant Shares if his employment with the Company is terminated for any reason before the conditions in (i) and (ii) have been satisfied.

2.    The Management Shareholders relinquish any rights to receive dividends or proceeds from the liquidation of the Company until the Company has raised additional debt and/or equity financing of at least $10,000,000.

3.    The Management Shareholders may not sell any Existing Shares or Grant Shares until (i) all of the Company's outstanding preferred stock has been converted into common stock and (ii) the Company has raised additional debt and/or equity financing of at least $10,000,000.  When both of those conditions are met, but no sooner than six months after raising additional debt and/or equity financing of at least $10,000,000, the Management Shareholders may sell any of their Existing Shares, and only up to one-half of their Grant Shares.  They may sell the remainder of their Grant Shares only if the Company has raised debt and/or equity financing of at least $15,000,000.

4.    Notwithstanding the above restrictions, the Management Shareholders' Existing Shares and Grant Shares may be sold upon their death or permanent disability, or if there is a change in control of the Company.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

            (c)    Exhibits

Exhibit Number	Description
10.1	Stock Grant Agreement dated January 9, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM FINANCIAL GROUP, INC.
Date: January 11, 2006	By: /s/ Jerald L. Fenstermaker President and Chief Executive Officer